Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF THE SECURITIES
EXCHANGE
ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, A. Lanham Napier, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Rackspace Hosting, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [This certification is intentionally omitted because this amendment does not contain financial statements or other financial information.];

4. [This certification is intentionally omitted because this amendment does not contain or amend disclosure pursuant to Item 307 or 308 of Regulation S-K, and such disclosure is not otherwise required to be amended given the nature and reasons for the amendment.]; and

5. [This certification is intentionally omitted because this amendment does not contain or amend disclosure pursuant to Item 307 or 308 of Regulation S-K, and such disclosure is not otherwise required to be amended given the nature and reasons for the amendment.].

Date: July 19, 2010	By:	/s/ A. Lanham Napier

A. Lanham Napier
Chief Executive Officer, President and Director
(Principal Executive Officer)